Exhibit 99.1

EXECUTION VERSION

Confidential

VOTING AGREEMENT

VOTING AGREEMENT, dated as of November 5, 2021 (this “Voting Agreement”), among Condor BidCo, Inc., a Delaware corporation (“Parent”), and the stockholders of McAfee Corp., a Delaware corporation (the “Company”), listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

W I T N E S S E T H :

WHEREAS, concurrently with the execution and delivery of this Voting Agreement, Parent, Condor Merger Sub, Inc., a Delaware corporation (“Merger Subsidiary”), and the Company are entering into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for, among other things, the merger of Merger Subsidiary with and into the Company subject to the terms and conditions set forth therein;

WHEREAS, the Stockholders are the record and beneficial owners of the number of shares of Class A common stock, par value $0.001 per share, of the Company (“Class A Common Stock”), and the number of shares of Class B common stock, par value $0.001 per share, of the Company (“Class B Common Stock”) set forth across from such Stockholder’s name on Schedule A hereto (such shares of Class A Common Stock and such shares of Class B Common Stock, together with any other Class A Common Stock or Class B Common Stock of which the Stockholder acquires record or beneficial ownership during the Support Period (as defined below), collectively, the “Subject Shares”);

WHEREAS, the Stockholders own the number of Class A Units of Foundation Technology Worldwide LLC, a Delaware limited liability company (“OpCo LLC”) set forth on Schedule A hereto (such Class A Units, together with any other securities of OpCo of which the Stockholder acquires record or beneficial ownership during the Support Period, the “Subject Units”, and together with Subject Shares, the “Subject Equity”); and

WHEREAS, as an inducement to Parent and Merger Subsidiary to enter into the Merger Agreement and consummate the transactions contemplated thereby, each Stockholder has agreed to enter into this Voting Agreement and vote all of its Subject Shares as set forth in this Voting Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants (severally and not jointly and) solely as to itself to Parent as follows:

(a) Authority; Enforceability. Such Stockholder is a corporation, limited liability company or other applicable entity duly incorporated or formed, as applicable, validly existing under the laws of its jurisdiction of incorporation or formation, as applicable, except as would not, individually or in the aggregate, prevent, materially delay or materially impair the ability of such Stockholder to perform its obligations under this Agreement (a “Stockholder Material Adverse Effect”). Such Stockholder has all requisite power and authority to execute this Voting Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Stockholder of this Voting Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder.

(b) Execution; Delivery. Such Stockholder has duly executed and delivered this Voting Agreement, and this Voting Agreement constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity.

(c) No-Conflicts. No consent of, or registration or filing with, any Governmental Authority is required to be obtained or made by or with respect to such Stockholder in connection with the execution, delivery and performance of this Voting Agreement or the consummation of the transactions contemplated hereby, other than (a) such reports, schedules or statements under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Voting Agreement and the transactions contemplated hereby and (b) such consents, registrations or filings the failure of which to be obtained or made would not individually or in the aggregate have a Stockholder Material Adverse Effect. None of the execution and delivery of this Voting Agreement by such Stockholder, the performance by such Stockholder of any of its covenants, agreements or obligations under this Voting Agreement, or the consummation by such Stockholder of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of such Stockholder’s organizational documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination or acceleration under, any of the terms, conditions or provisions of any contract to which such Stockholder is a party, (iii) violate, or constitute a breach under, any order or applicable law to which such Stockholder or any of its properties or assets are subject or (iv) result in the creation of any Lien upon the Subject Equity, except, in the case of any of the foregoing clauses (ii), (iii) and (iv), as would not individually or in the aggregate have a Stockholder Material Adverse Effect.

(d) The Subject Equity. Such Stockholder is the record and beneficial owner of the Subject Equity listed on Schedule A across from its name, free and clear of any Lien (other than (i) the Merger Agreement and this Voting Agreement and (ii) the OpCo LLC Agreement and the Tax Receivable Agreement (including the agreement terminating such agreement)), (iv) the Stockholders Agreement by and among the Company and the stockholders party thereto, dated as of October 21, 2020 (the “Stockholders Agreement”),

(v) the Coordination Agreement, by and among the Company and the stockholders party thereto, dated as of October 21, 2020, (vi) the Registration Rights Agreement, by and among the Company and the stockholders party thereto, dated as of October 21, 2020, and (vii) restrictions under applicable securities laws). None of the Subject Equity listed on Schedule A across from its name are subject to any voting trust or other agreement with respect to the voting of the Subject Shares, except the Stockholders Agreement, and as contemplated by this Voting Agreement. Such Stockholder has the sole right to vote the Subject Shares listed on Schedule A across from its name and, except for the Merger Agreement, this Voting Agreement and the OpCo LLC Agreement, such Stockholder is not party to or bound by (x) any option, warrant, purchase right or other contract that would (either alone or in connection with one or more events or developments (including after the satisfaction or waiver of any conditions precedent thereunder) require such Stockholder to, directly or indirectly, transfer any of the Subject Equity or (y) any voting trust, proxy or other contract with respect to the voting or, direct or indirect, transfer of any of the Subject Equity.

(e) No Proceedings. As of the date hereof, there is no (i) proceedings pending or, to such Stockholder’s knowledge, threatened against such Stockholder or any of its assets that, if adversely decided or resolved, or (ii) outstanding orders to which such Stockholder or any of its assets are subject or bound, in either case, which could reasonably be expected to, individually or in the aggregate, have a Stockholder Material Adverse Effect.

(f) Acknowledgment. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Voting Agreement.

Section 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

(a) Authority; Enforceability. Parent has all requisite corporate power and authority to execute this Voting Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Voting Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent.

(b) Execution; Delivery. Parent has duly executed and delivered this Voting Agreement, and this Voting Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity. No consent of, or registration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Voting Agreement or the consummation of the transactions contemplated hereby, other than (i) reports, schedules or statements by Parent under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Voting Agreement and the transactions contemplated hereby and (ii) such consents, registrations or filings the failure of which to be obtained or made would not have a material adverse effect on Parent’s ability to perform its obligations hereunder.

(c) Acknowledgment. Parent understands and acknowledges that each Stockholder is entering into this Voting Agreement in reliance upon Parent’s execution, delivery and performance of the Merger Agreement.

Section 3. Covenants of the Stockholders.

(a) Voting. During the Support Period (as defined below), each Stockholder hereby covenants and agrees as follows:

(i) at any meeting of stockholders of the Company, however called, or in any other circumstances upon which a vote with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement is sought, each Stockholder shall (solely in its capacity as a stockholder of the Company): (A) appear at each such meeting or otherwise cause each Subject Share listed on Schedule A across from its name to be counted as present for purposes of a quorum; and (B) vote (or cause to be voted) the Subject Shares listed on Schedule A across from its name, to the extent the Subject Shares may vote on the matter in question, in favor of obtaining the Company Stockholder Approval and the other transactions contemplated by the Merger Agreement, including the approval and adoption of the Merger, the Merger Agreement or any related action reasonably required in furtherance thereof;

(ii) at any meeting of stockholders of the Company, however called, or in any other circumstances upon which a vote with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement is sought, each Stockholder shall (solely in its capacity as a stockholder of the Company) vote (or cause to be voted) the Subject Shares listed on Schedule A across from its name (to the extent the Subject Shares may vote on the matter in question) against (A) any Acquisition Proposal (other than the Merger Agreement and the Merger), or (B) any action that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger or the other transactions contemplated by the Merger Agreement, including any amendment of the Company’s or any of its Subsidiaries’ organizational documents that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Subsidiary to complete the Merger, or that would or would reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger; and

(iii) other than pursuant to this Voting Agreement, each Stockholder shall not, directly or indirectly, (A) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement, understanding or agreement with respect to the sale, transfer, pledge, assignment or other disposition of, or limitation on the voting rights of, or any economic interest in (any such action, a “Transfer”) any Subject Shares or Subject Units to any Person other than pursuant to the

Merger, provided that such Stockholder shall be permitted to Transfer any Subject Shares or Subject Units to its Affiliates, in each case, if and only if such Affiliates agree in writing (the form and substance of which is reasonably acceptable to Parent) to be bound by all terms in this Voting Agreement with respect to such Subject Equity, (B) enter into any voting arrangement, whether by proxy, power of attorney, voting trust, voting agreement or otherwise, with respect to any Subject Equity, or (C) commit or agree to take any of the foregoing actions.

The “Support Period” shall commence on the date hereof and continue until (and terminate upon) the first to occur of (1) the Effective Time, (2) the valid termination of the Merger Agreement in accordance with its terms, or (3) the time (if any) at which the Board of Directors of the Company shall have made an Adverse Recommendation Change in accordance with the Merger Agreement.

(b) Capacity. Notwithstanding anything to the contrary in this Voting Agreement, (i) each Stockholder is entering into this Voting Agreement, and agreeing to become bound hereby, solely in its capacity as a stockholder of the Company and as a member of OpCo LLC and not in any other capacity (including without limitation any capacity as a director of the Company) and (ii) nothing in this Voting Agreement shall obligate such Stockholder to take, or forbear from taking, any action as a director (including without limitation through the individuals that it has elected, or designated to be elected, to the Board of Directors of the Company).

(c) Appraisal Rights. Each Stockholder hereby waives, and agrees not to exercise or assert, if applicable, any appraisal rights under Section 262 of Delaware Law in connection with the Merger.

(d) Acquisition Proposals. Each Stockholder agrees that it will not, directly or indirectly, and shall not authorize or knowingly permit any investment banker, attorney or other advisor or representative to act on such Stockholder’s behalf to, take any action that the Company is prohibited from taking pursuant to Section 6.03 of the Merger Agreement.

(e) General Covenants. Each Stockholder agrees that such Stockholder shall not: (i) enter into any contract with any Person or take any other action that violates or conflicts in any material respect with or would reasonably be expected to violate or conflict with in any material respect, or result in or give rise to a violation of or conflict in any material respect with, the Stockholder’s representations, warranties, covenants and obligations under this Voting Agreement; or (ii) take any action that could restrict or otherwise affect in any material respect the Stockholder’s legal power, authority and right to comply with and perform the Stockholder’s covenants and obligations under this Voting Agreement.

Section 4.Termination. This Voting Agreement shall terminate upon the earliest to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms.

Section 5. General Provisions.

(a) Amendments. This Voting Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b) Notices. All notices and other communications hereunder shall be in writing (including email) and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or sent by email (provided, that such email states that it is a notice defined pursuant to this Section 5(b)) to the Company and Parent in accordance with Section 11.01 of the Merger Agreement and to a Stockholder at its address set forth on its signature page hereto (or at such other address for a party as shall be specified by like notice).

(c) Interpretation. The Section headings herein are for convenience of reference only, do not constitute part of this Voting Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Voting Agreement is made to a Section, such reference shall be to a Section of this Voting Agreement unless otherwise indicated. Unless otherwise indicated, whenever the words “include,” “includes” or “including” are used in this Voting Agreement, they shall be deemed to be followed by the words “without limitation.” The term “or” is not exclusive.

(d) Severability. If any term, provision, covenant or restriction of this Voting Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(e) Counterparts. This Voting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f) Entire Agreement; No Third-Party Beneficiaries. This Voting Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Voting Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Voting Agreement. Except for the Company, which shall be an intended third party beneficiary of this Voting Agreement with standing to enforce the provisions hereof against the parties hereto as if the Company were a party hereto, this Voting Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(g) Governing Law; Consent to Jurisdiction.

(i) This Voting Agreement and any disputes relating to or arising from this Voting Agreement, the other agreements contemplated hereby, any transaction contemplated hereby or thereby or the negotiation or performance of any of the foregoing (whether based on contract, tort, or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State. Each of the parties hereto irrevocably waives any objections or immunities to the jurisdiction provided in this Section 5(g) to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Voting Agreement or the transactions contemplated hereby which is instituted in any such court.

(ii) Each the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Court of Chancery of the State of Delaware, New Castle County, (b) the United States District Court in Wilmington, Delaware, and (c) the Superior Court of the State of Delaware, New Castle County, for the purposes of any suit, action or other proceeding arising out of this Voting Agreement, the other agreements contemplated hereby, any transaction contemplated hereby or thereby or the negotiation or performance of any of the foregoing. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto in the Court of Chancery of the State of Delaware, New Castle County and, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the United States District Court in Wilmington, Delaware, and, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Superior Court of the State of Delaware, New Castle County. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Voting Agreement or the transactions contemplated hereby in (i) the Court of Chancery of the State of Delaware, New Castle County, (ii) the United States District Court in Wilmington, Delaware, or (iii) the Superior Court of the State of Delaware, New Castle County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties agree that a final trial court judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the addresses set forth in Section 11.01 of the Merger Agreement or on the applicable signature page hereto, as applicable, shall be effective service of process for any litigation, suit, action or proceeding brought in any court.

(h) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS VOTING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS VOTING AGREEMENT (INCLUDING ANY EXHIBITS) BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(h).

(i) Assignment. No party may assign, delegate or otherwise transfer, by operation of law or otherwise, any of its rights or obligations under this Voting Agreement without the consent of each other party hereto. Any purported assignment not permitted under this Section 5(i) shall be null and void.

(j) Non-Recourse.

(i) All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Voting Agreement or the transactions contemplated by this Voting Agreement, or the negotiation, execution, or performance of this Voting Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Voting Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as the parties in the preamble to this Voting Agreement and the Persons party to the Merger Agreement or party to any other agreement executed in connection therewith (collectively, the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of any of the foregoing and the Debt/Preferred Equity Financing Sources (collectively, the “Non-Recourse Party”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Voting Agreement or the transactions contemplated by this Voting Agreement or based on, in respect of, or by reason of this Voting Agreement or the transactions contemplated by this Voting Agreement or the negotiation, execution, performance, or breach of this Voting Agreement.

(k) Specific Performance.

(i) The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Voting Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.

(ii) Each party further agrees that (x) it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (y) no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5(k), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

CONDOR BIDCO, INC.

By	/s/ Chris Caguin
Name:	Chris Caguin
Title:	President

STOCKHOLDERS:

TPG VII Manta Holdings II, L.P.

By: TPG VII Manta GenPar, L.P., its general partner

By: TPG VII Manta GenPar Advisors, LLC, its general partner

By	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

Address:

c/o TPG Global, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attn: General Counsel

Email: officeofgeneralcounsel@tpg.com

with a copy to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention: Michael Roh, Esq.

Email: michael.roh@ropesgray.com

and

Ropes & Gray LLP

1900 University Avenue

East Palo Alto, California 94303

Attention: Paul S. Scrivano, Esq. / Howard S. Glazer, Esq.

Email: paul.scrivano@ropesgray.com / howard.glazer@ropesgray.com/

and

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Kathleen Withers, Esq.

Email: kate.withers@ropesgray.com

[Signature Page - Voting Agreement]

TPG VII Manta Blocker Co-Invest I, L.P.

By: TPG VII Manta GenPar, L.P., its general partner

By: TPG VII Manta GenPar Advisors, LLC, its general partner

By	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

Address:

c/o TPG Global, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attn: General Counsel

Email: officeofgeneralcounsel@tpg.com

with a copy to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention: Michael Roh, Esq.

Email: michael.roh@ropesgray.com

and

Ropes & Gray LLP

1900 University Avenue

East Palo Alto, California 94303

Attention: Paul S. Scrivano, Esq. / Howard S. Glazer, Esq.

Email: paul.scrivano@ropesgray.com / howard.glazer@ropesgray.com/

and

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Kathleen Withers, Esq.

Email: kate.withers@ropesgray.com

[Signature Page - Voting Agreement]

TPG VII Manta AIV I, L.P.

By: TPG VII Manta GenPar, L.P., its general partner

By: TPG VII Manta GenPar Advisors, LLC, its general partner

By	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

Address:

c/o TPG Global, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attn: General Counsel

Email: officeofgeneralcounsel@tpg.com

with a copy to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention: Michael Roh, Esq.

Email: michael.roh@ropesgray.com

and

Ropes & Gray LLP

1900 University Avenue

East Palo Alto, California 94303

Attention: Paul S. Scrivano, Esq. / Howard S. Glazer, Esq.

Email: paul.scrivano@ropesgray.com / howard.glazer@ropesgray.com/

and

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Kathleen Withers, Esq.

Email: kate.withers@ropesgray.com

[Signature Page - Voting Agreement]

TPG VII Side-by-Side Separate Account I, L.P.

By: TPG Genpar VII SBS SA I, L.P., its general partner

By: TPG Genpar VII SBS SA I Advisors, LLC, its general partner

By	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

Address:

c/o TPG Global, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attn: General Counsel

Email: officeofgeneralcounsel@tpg.com

with a copy to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention: Michael Roh, Esq.

Email: michael.roh@ropesgray.com

and

Ropes & Gray LLP

1900 University Avenue

East Palo Alto, California 94303

Attention: Paul S. Scrivano, Esq. / Howard S. Glazer, Esq.

Email: paul.scrivano@ropesgray.com / howard.glazer@ropesgray.com/

and

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Kathleen Withers, Esq.

Email: kate.withers@ropesgray.com

[Signature Page - Voting Agreement]

TPG VII Manta AIV Co-Invest, L.P.

By: TPG VII Manta GenPar, L.P., its general partner

By: TPG VII Manta GenPar Advisors, LLC, its general partner

By	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

Address:

c/o TPG Global, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attn: General Counsel

Email: officeofgeneralcounsel@tpg.com

with a copy to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention: Michael Roh, Esq.

Email: michael.roh@ropesgray.com

and

Ropes & Gray LLP

1900 University Avenue

East Palo Alto, California 94303

Attention: Paul S. Scrivano, Esq. / Howard S. Glazer, Esq.

Email: paul.scrivano@ropesgray.com / howard.glazer@ropesgray.com/

and

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Kathleen Withers, Esq.

Email: kate.withers@ropesgray.com

[Signature Page - Voting Agreement]

Intel Americas, Inc.

By	/s/ Patrick Bombach
Name: Patrick Bombach
Title: Authorized Signatory

Address:

Intel Corporation

2200 Mission College Boulevard

Santa Clara, California 95054

Attn: Patrick Bombach and Benjamin A. Olson

Email: patrick.bombach@intel.com and benjamin.a.olson@intel.com with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, California

Attention: Gregg Noel and Amr Razzak

Email gregg.noel@skadden.com and amr.razzak@skadden.com

[Signature Page - Voting Agreement]

SCHEDULE A

Stockholder	Class A Common Stock	Class B Common Stock	Class A Units
TPG VII Manta Holdings II, L.P.	0	53,660,571 Shares	53,660,571Units
TPG VII Manta Blocker Co-Invest I, L.P.	26,093,703 Shares	0	0
TPG VII Manta AIV I, L.P.	28,768,752 Shares	0	0
TPG VII Side-by-Side Separate Account I, L.P.	5,032,313 Shares	0	0
TPG VII Manta AIV Co-Invest, L.P.	0	3,946,567 Shares	3,946,567Units
Intel Americas, Inc.	5,696,831 Shares	169,742,322Shares	169,742,322Units